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                                                                     EXHIBIT 4.1

         THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT AND ANY SUCH APPLICABLE LAWS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

                                 CYTOGENIX, INC.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                 MARCH 10, 2000


FOR VALUE RECEIVED, CYTOGENIX, INC., a Nevada corporation (the Company), hereby certifies that ARGYLL SCIENTIFIC, L.L.C., a Texas limited liability company (the Holder), is entitled, subject to the provisions of this warrant (the "Warrant"), to purchase from the Company, at any time, or from time to time during the period commencing on the day hereof and expiring at 5:00 p.m. Houston, Texas local time on March 10, 2005 (the "Exercise Period"), 1,590,676 shares of common stock, par value one tenth cent [$0.001] per share, of the Company (Common Stock), which number of shares, if issued, would be equal to 5% of the 31,813,527 issued and outstanding shares of Common Stock as of the date hereof, at a price equal to five dollars [$5.00] per share (such exercise price per share, as it may be adjusted as set out herein, being hereinafter referred to as the Exercise Price). As of the date hereof, 177,900 shares of the Common Stock were traded in the over-the-counter market with the last reported per share closing price of three dollars [$3.00].

The number of shares of Common Stock that may be purchased upon the exercise of this Warrant set forth above may be adjusted from time to time as hereinafter set forth. The shares of Common Stock purchasable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as the Warrant Stock.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

1. EXERCISE OF WARRANT. This Warrant may be exercised at any time, or from time to time, during the Exercise Period, in whole or in part. This Warrant shall be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment

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(either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of Warrant Stock specified in such Form and instruments of transfer, if appropriate, duly executed by the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Stock. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company, if any, at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Stock shall not then be actually delivered to the Holder.

2. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and other securities) from time to time receivable upon exercise of this Warrant. All such shares (and other securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all taxes, liens and charges in respect thereof. The Company shall endeavor to comply with all securities laws regulating the offer and delivery of shares of Warrant Stock upon exercise of this Warrant. In addition, the Company shall perform all of its obligations under that certain Registration Rights Agreement between the Company and Argyll Scientific, L.L.C. dated as of the date hereof.

3. ABSENCE OF REGISTRATION UNDER SECURITIES ACT OF 1933; RESTRICTIONS ON TRANSFERABILITY. The shares of Common Stock are not presently, and upon their issuance will not be, registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws. The Holder acknowledges that this Warrant was issued in a transaction that is intended to be exempt from the registration requirements of the Act and applicable state securities laws and must be held by the Holder and may not be resold unless subsequently registered under the Act and any applicable state securities laws or an exemption from such registration is available. The Holder, by its acceptance hereof, agrees to indemnify and hold the Company harmless against loss or liability arising from the transfer of the Common Stock or this Warrant or any interest therein in violation of the Act or any applicable state securities laws.

4. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall issue one additional share of its Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

5. EXCHANGE, TRANSFERS, ASSIGNMENT OF WARRANT. Subject to Section 3, this Warrant may be sold, exchanged, transferred, pledged or assigned, in whole or in part. Upon such event and upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled; provided, that, should this Warrant be sold, exchanged, transferred, pledged or assigned in part, the Company shall also execute and deliver a new Warrant in the name of the Holder representing the part of this Warrant not sold, exchanged, transferred, pledged or assigned.

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6.       RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights as a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those set forth in this Warrant.

7. SPECIAL AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

         (a) LISTING ON SECURITIES EXCHANGES. If the Common Stock is listed on a stock exchange, the Company will use its reasonable best efforts to procure at its sole expense the listing of all Warrant Stock (subject to issuance or notice of issuance) on all stock exchanges on which the Common Stock is then listed and maintain the listing of such shares and other securities after issuance.

         (b) ACTIONS IN AVOIDANCE; NON-DILUTION. The Company will not, by amendment of its Certificate of Incorporation, as amended, or through any reorganization, transfer of assets, consolidation, share exchange, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

8. ANTIDILUTION PROVISIONS. The number and kind of shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

         8.1 STOCK DIVIDENDS. If and whenever at any time the Company shall declare a dividend or make any other distribution upon the Common Stock payable in Common Stock or securities directly or indirectly convertible into or exercisable for Common Stock, the number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be proportionately adjusted to reflect the issuance of any such securities issuable in payment of such dividend or distribution.

         8.2 SUBDIVISION OR COMBINATION OF STOCK. If and whenever the Company shall at any time subdivide its outstanding Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. Upon each adjustment of the Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase at the Exercise Price resulting from such adjustment, the number of shares obtained by dividing (a) the product of (y) the number of shares purchasable pursuant hereto immediately prior to such adjustment and (z) the Exercise Price immediately preceding such adjustment by (b) the Exercise Price resulting from such adjustment. Each such adjustment of the Exercise Price shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         8.3 ADDITIONAL ISSUANCES OF SECURITIES. If at any time prior to or on March 10, 2003, the Company shall issue Common Stock, any security directly or indirectly convertible into or exercisable for Common Stock, or rights, options or warrants to subscribe for, purchase or acquire,

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directly or indirectly, shares of Common Stock (excluding shares issued in any of the transactions described in Sections 8.1, 8.2 or 8.4 of this Agreement), the Exercise Price in effect immediately prior to such issuance shall be proportionately reduced as of the date of such issuance (assuming all such securities directly or indirectly convertible into or exercisable for Common Stock and all such rights, options or warrants to subscribe for, purchase or acquire, directly or indirectly, shares of Common Stock were converted, exchanged or exercised as of the date of issuance thereof into or for Common Stock, whether or not actually so convertible, exchangeable or exercisable on such date). Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock obtained by dividing (a) the product of (y) the number of shares purchasable pursuant hereto immediately prior to such adjustment and (z) the Exercise Price immediately preceding such adjustment by (b) the Exercise Price resulting from such adjustment. However, upon the expiration of any right, option or warrant to purchase, directly or indirectly, Common Stock, the issuance of which resulted in an adjustment in the number of shares of Warrant Stock or the Exercise Price pursuant to this Section 8.3, if any such right, option or warrant shall expire and shall not have been exercised, the number of shares of Warrant Stock or the Exercise Price shall be recomputed immediately upon such expiration and effective immediately upon such expiration shall be increased to the price it would have been (but reflecting any other adjustments to the number of shares of Warrant Stock or the Exercise Price made pursuant to the provisions of this Section 8 after the issuance of such rights, options or warrants) had the adjustment of the number of shares of Warrant Stock or the Exercise Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, options or warrants. No further adjustment shall be made upon exercise of any right, option or warrant if any adjustment shall have been made upon the issuance of such security. The provisions of this
Section 8.3 shall not be transferable by Argyll Scientific, L.L.C.

         8.4 DISTRIBUTIONS. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock (a) evidences of its indebtedness or (b) shares of any class of capital stock, cash or other assets (excluding (y) any securities, rights, options or warrants for which an adjustment has been made under Section 8.3 above, and (z) any dividend or distribution for which an adjustment has been made under Sections 8.1 or 8.2 above), then in each case, the Holder of this Warrant shall be entitled to receive upon exercise of this Warrant for each share of Warrant Stock for which this Warrant is exercised the evidence of indebtedness or such shares of any class of capital stock, cash or other assets to which a holder of Common Stock deliverable on exercise would have been entitled had such exercise occurred immediately prior to the date fixed for the determination of holders of Common Stock entitled to receive such distribution.

         8.5 RECAPITALIZATIONS. If at any time or from time to time there shall be any capital reorganization or reclassification of the capital stock of the Company, consolidation, share exchange or merger of the Company into or with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's property to another corporation (any such event being referred to herein as a "recapitalization") provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon exercise would have been entitled on such recapitalization; provided, however, that if any such

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recapitalization results in a Change of Control, the Exercise Price shall be reduced to one tenth cent ($0.001) per share. Appropriate adjustment shall be made in the application of the provisions of this Section 8 with respect to the rights of the Holder of this Warrant after the recapitalization to the end that the provisions of this Section 8 (including adjustment of the Exercise Price then in effect and the number of shares for which this Warrant may be exercised) shall be applicable after that event in as nearly an equivalent manner as may be applicable. The Company shall not consolidate, enter into a share exchange or merge unless, prior to consummation, the successor company (if other than the Company) assumes the obligations of this paragraph by written instrument executed and mailed to the Holder at the address of the Holder as set forth below. A sale or lease of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities is a consolidation or merger for the foregoing purposes.

         8.6 OTHER. In the event that at any time prior to March 10, 2003, the Company enters into any transaction not covered by Sections 8.1, 8.2, 8.3, 8.4 or 8.5 which would have the effect of reducing the number of shares of Warrant Stock for which this Warrant may be exercised to less than the Applicable Percentage (as defined below), after giving effect to such exercise, of the sum of (a) the issued and outstanding shares of Common Stock and (b) all shares of Common Stock which could be issuable upon the exercise or conversion of any then outstanding warrants, options, convertible securities, or other rights to acquire, directly or indirectly, Common Stock (the "Potential Stock Issuances"), the number of shares of Warrant Stock for which this Warrant is exercisable shall be increased to that number of shares which, if issued, would be equal to the Applicable Percentage (after giving effect to such exercise) of the sum of (y) the issued and outstanding shares of Common Stock plus (z) the number of Potential Stock Issuances, and the Exercise Price shall be correspondingly reduced. For purposes hereof, the term "Applicable Percentage" shall mean (a) until the first exercise of this Warrant prior to March 10, 2003, five (5%) percent and (b) unless this Warrant is exercised in full in the first exercise hereof prior to March 10, 2003, a fraction, expressed as a percentage, the numerator of which is the number of shares of Warrant Stock for which this Warrant remains exercisable immediately after the first exercise of this Warrant and the denominator of which is the sum of (y) the issued and outstanding shares of Common Stock less the number of shares for which this Warrant has been exercised in the first exercise plus
(z) the number of Potential Stock Issuances immediately after the first exercise of this Warrant. The provisions of this Section 8.6 shall not be transferable by Argyll Scientific, L.L.C.

         8.7 NO ADJUSTMENTS. No adjustment in the Exercise Price need be made until all cumulative adjustments amount to 1% or more of the Exercise Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest 1/1,000th of a cent or to the nearest 1/1,000th of a share, as the case may be.

         8.8      CERTAIN DEFINITIONS.  For purposes of this Section 8:

         (a) "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company and any other securities or property into which such stock is reclassified, converted or exchanged.

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         (b)      "Change of Control" means the occurrence with respect to the
Company of any of the following events:

                        (i) a report on Schedule 13(d) is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange
                  Act) is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock or other securities);

                        (ii) an event of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Exchange Act or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 promulgated under the Exchange Act;

                        (iii) any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) shall become the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or 50% or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock or other securities);

                        (iv) the stockholders of the Company shall approve any liquidation or dissolution of the Company;

                        (v) the stockholders of the Company shall approve a merger, consolidation, reorganization, recapitalization, exchange offer, acquisition or disposition of assets or other transaction after the consummation of which any person, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) would become the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or 50% or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock or other securities);

                        (vi)   individuals who constitute the Board of
                  Directors of the Company on the date hereof ("Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors comprising the

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                  remaining members of the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (vi), considered as though such person were a member of the Incumbent Board; or

                        (vii) a recapitalization or other transaction or series of related transactions occurs which results in a decrease by 50% or more in the aggregate percentage ownership of the then outstanding common stock of the Company or the combined voting power of the outstanding securities of the Company held by the stockholders of the Company immediately prior to giving effect thereto (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants).

         8.9 PAR VALUE. No adjustment in the Exercise Price shall reduce the Exercise Price below the then par value of the Common Stock. No adjustment in the Exercise Price need be made under Sections 8.1, 8.3 and 8.4 above if the Company issues or distributes to the Holder the shares of Common Stock or evidences of indebtedness, assets, cash, securities, rights, options or warrants referred to in those paragraphs which the Holder would have been entitled to receive had this Warrant been exercised prior to the happening of such event or the record date with respect thereto.

         8.10     NOTICES OF RECORD DATE, ETC. In the event:

         (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

         (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation, share exchange or merger of the Company with or into another corporation or any conveyance of all or substantially all of the assets of the Company to another corporation; or

         (c) of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company shall deliver or cause to be delivered to the Holder notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, share exchange, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least thirty (30) days prior to the date therein specified and this Warrant may be exercised, conditional upon the occurrence of any such event, prior to said date during the term of this Warrant no later than five days prior to said date.

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         8.11     NOTICE OF ADJUSTMENT. On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable hereunder, the Company shall forthwith give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

9. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of this Warrant and of the Warrant Stock upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer of all or any part of this Warrant or any certificates for Warrant Stock in a name other than that of the Holder of this Warrant, and the Company shall not be required to issue or deliver any Warrant to any transferee unless or until the person or persons requesting the transfer thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

10. LEGEND. Upon exercise of this Warrant and the issuance of shares of Common Stock thereunder, all certificates representing such shares shall bear substantially the following legend, as well as any other legend(s) required by applicable law:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THAT ACT OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

11. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas.

12. NOTICE. Any notice, request, instruction, correspondence or other document to be given hereunder by any party to another shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

         If to the Company, addressed to:

                  CytoGenix, Inc.
                  9881 S. Wilcrest
                  Houston, Texas 77099
                  Attention: President
                  Telecopy: (281) 988-6727

         If to Holder, addressed to:

                  Argyll Scientific, L.L.C.
                  4123 Drummond, Suite 100
                  Houston, Texas 77025-2311


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                  Attention: Mark E. Wilson
                  Telecopy: (713) 621-3305

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving Notice as provided above of such change of address.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                       CYTOGENIX, INC.



                                       By: /s/ Malcolm Skolnick
                                          ---------------------
                                       Malcolm Skolnick, Ph.D., J.D.
                                       President & Chief Executive Officer





CYTOGENIX, INC. CORPORATE SEAL [AFFIXED HERE]








                                       9

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                              WARRANT EXERCISE FORM


The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ____ shares of [description of Warrant Stock], and hereby makes payment in full therefor of $_____________ in cash.



                                            ARGYLL SCIENTIFIC, L.L.C.




                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                             WARRANT ASSIGNMENT FORM


FOR VALUE RECEIVED, ___________________________________________ hereby sells, assigns and transfers unto _____________________________________________________
                             Name (Please typewrite or print in block letters)

the right to purchase [describe number of shares of Warrant Stock and Issuer] represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer the same on the books of [insert name of Issuer of Warrant Stock] with full power of substitution in the premises.

DATED:
       ------------------



                                            ARGYLL SCIENTIFIC, L.L.C.




                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------



















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